EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of (i) our report, dated December 10, 2004, except for Notes 15 and 16 as to which the date is December 21, 2004 and Note 18 as to which the date is April 8, 2005, on our audits of the consolidated financial statements of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.) and Subsidiaries as of and for the years ended September 30, 2004 and 2003, which report appears in the Annual Report on Form 10-K/A for the year ended September 30, 2004 previously filed by Cape Systems Group, Inc. and includes an explanatory paragraph related to its ability to continue as a going concern, and (ii) our report, dated March 24, 2005, on our audits of the financial statements of Cape Systems, Inc. as of and for the years ended December 31, 2003 and 2002, which report appears in the Report on Form 8-K/A dated January 11, 2005 previously filed by Cape Systems Group, Inc. on March 28, 2005.


                                            /s/ J.H. Cohn LLP


Roseland, New Jersey
November 21, 2005